Exhibit 10.2(a)

FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment") is entered into as of October 6, 2003, by and among ALLIED CAPITAL CORPORATION, a corporation organized under the laws of the State of Maryland (“Borrower"), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent") for the Lenders under the Credit Agreement (hereinafter defined).

RECITALS

     A.     Borrower, Administrative Agent, and certain other Agents and Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of April 18, 2003 (the “Credit Agreement"). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein withtheir meaning as defined in the Credit Agreement; all Section references are to Sections in the Credit Agreement; and all Paragraph references are to Paragraphs in this Amendment.

     B.     Borrower has requested that the Credit Agreement be amended to increase the LC Commitment from $40,000,000 to $100,000,000.

     C.     Accordingly, Borrower, Administrative Agent, the LC Issuer, and the Lenders have agreed to amend the Credit Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent, the LC Issuer and the Lenders agree, as follows:

PARAGRAPH 1.   AMENDMENT TO CREDIT AGREEMENT.

     1.1     The definition of “LC Commitment” set forth in Section 1.1 is amended in its entirety to read as follows:

“LC Commitment” means an amount (subject to availability, reduction, or cancellation as herein provided) equal to $100,000,000.

     1.2     The first footnote set forth in Exhibit B-2 is amended in its entirety to read as follows:

1 Not greater than the lesser of (a) an amount which when added to the LC Exposure does not exceed $100,000,000, and (b) the unused and available portion of the LC Subfacility.

PARAGRAPH 2.   AMENDMENT EFFECTIVE DATE. This Amendment shall be binding upon Borrower, Administrative Agent, the LC Issuer, and the Lenders on the last day (the “Amendment Effective Date") upon which (a) counterparts of this Amendment shall have been executed and delivered to Administrative Agent by Borrower, Administrative Agent, the LC Issuer, and the Requisite Lenders, or when Administrative Agent shall have received, telecopied, talexed, or other evidence satisfactory to it that all such parties have executed and are delivering to Administrative Agent counterparts thereof; and (h) Borrower shall have delivered to Administrative Agent copies (certified by the Secretary or Assistant Secretary of Borrower) of all corporate action taken by Borrower to authorize the execution, delivery, and performance of this Amendment.

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PARAGRAPH 3.   REPRESENTATIONS AND WARRANTIES. As a material inducement to Administrative Agent, the LC Issuer, and the Lenders to execute and deliver this Amendment, Borrower hereby represents and warrants to Administrative Agent, the LC Issuer, and the Lenders (with the knowledge and intent that such parties are relying upon the same in entering into this Amendment) the following: (a) the representations and warranties in the Credit Agreement and in all other Loan Documents are tree and correct on the date hereof in all material respects, as though made on the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been tree and accurate as of such earlier date); (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to this Amendment; (c) Borrower has the right and power, and has taken all necessary action to authorize it to borrow under the Credit Agreement, as further amended by this Amendment (the “Amended Facility” or to request the issuance of an LC and to incur reimbursement obligations with respect to the Amended Facility; (d) Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver, and perform this Amendment in accordance with its terms and to consummate the transaction contemplated hereby; and (e) this Amendment has been duly executed and delivered by the duly authorized officers of Borrower, and is a legal, valid, and binding obligation of Borrower, enforceable against it in accordance with its terms.

PARAGRAPH 4.   MISCELLANEOUS.

     4.1     Effect on Loan Documents. The Credit Agreement and all related Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Amendment Effective Date, all references to the “Credit Agreement” or the “Agreement” shall be to the Credit Agreement as herein amended. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of the Lenders under the Credit Agreement or any Loan Documents, nor constitute a waiver under the Credit Agreement or any other provision of the Loan Documents.

     4.2     Reference to Miscellaneous Provisions. This Amendment and the other documents delivered pursuant to this Amendment are part of the Loan Documents referred to in the Credit Agreement, and the provisions relating to Loan Documents set forth in Section 12 are incorporated herein by reference the same as if set forth herein verbatim.

     4.3     Costs and Expenses. Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Administrative Agent for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment.

     4.4     Counterparts. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes, and all of which constitute, collectively, one agreement; but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that all parties execute the same counterpart so long as identical counterparts are executed by Borrower, Administrative Agent, the LC Issuer, and the Requisite Lenders.

     4.5     Entirety. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     4.6     Parties. This Amendment binds and inures to Borrower, Administrative Agent, the LC Issuer, the Lenders, and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts as of the respective dates indicated on each signature page hereof, but effective as of the Amendment Effective Date.

REMAINDER OF THIS PAGE INTENTIONALLY BLANK.
SIGNATURE PAGES FOLLOW.

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